Form C

Cover Page

Name of issuer:

Precise Portions, LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: DE
Date of organization: 5/21/2004

Physical address of issuer:

3621 Favero Road
Henrico VA 23233

Website of issuer:

https://www.PrecisePortions.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

160,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $160,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$160,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

2/6/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$144,974.00	$296,995.00
Cash & Cash Equivalents:	$7,043.00	$1,146.00
Accounts Receivable:	$23,244.00	$77,556.00
Short-term Debt:	$597,382.00	$576,590.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$351,383.00	$479,821.00
Cost of Goods Sold:	$216,135.00	$188,696.00
Taxes Paid:	$0.00	$0.00
Net Income:	($145,241.00)	($18,396.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Precise Portions, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Ed Stephens	COO	Precise Portions	2004
Ann-Marie Austin-Stephens	CEO	Precise Portions	2004

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ed Stephens	Co-founder and COO	2004
Ann-Marie Austin-Stephens	CEO	2004

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Ann-Marie Austin-Stephens	600000.0 Common Units	61.22
Ed Stephens	380000.0 Common Units	38.77

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We are a startup doing portion control tools and food education. If a company like Correlle or another competitor decided they're going to do portion control and/or nutrition education, we would be at high risk of competition and may see a decrease in our market share and revenues.

Our product is based on USDA recommended nutrition standards. Should the USDA do another update, our portion control tool could be rendered obsolete.

To increase revenues we must expand our customer base. To accomplish this potential customers must be aware we exist and be able to find us. We need to demonstrate how our product can be useful to them. That could require us to devote more resources to marketing efforts, including advertising and other expenses, to build public awareness of our brand. Even with an enhanced marketing effort, there is no guarantee that we will be able to increase the number of new customers. Any number of conditions could affect the success of our marketing efforts, including a poorly executed campaign, the failure to expand our product line to keep customers coming back for more, or an inability to keep up with new science, which could have a negative impact on user experience with our product and adversely affect our results of operations and future growth.

The company currently has more liabilities than assets so investors are unlikely to be returned any capital should the company close down.

Companies in the consumer packaged good industry are, from time to time, exposed to class action or other litigation. Litigation or assertions against the company or our products could have have adverse affects on our future operations.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$160,000**

Use of Proceeds: 95% -- Inventory and other general business expenses

5% -- Wefunder Intermediary fee

If we raise: **$500,000**

Use of Proceeds: 45% -- Inventory and other general business expenses

50% -- Staffing directed at sales and marketing

5% -- Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 35% -- Inventory and other general business expenses

35% -- Staffing directed at sales and marketing

25% -- Pilot mobile nutrition guide

5% -- Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the discount rate (90%) , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $4.5 million and a discount rate of 85%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights. Instead, they will proxy voting rights to the CEO.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	1,000,000	1,000,000	Yes
Incentive Units	200,000	3860	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The preferred units that this SAFE agreement may convert into do not have voting rights but do have liquidation preferences over common and incentive units. Incentive units do not have voting rights.

20,000 of the issued common units have proxied their voting rights to the two founders.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The company has been offered several small short-term loans through an online lender, Kabbage. As of August 2018 the loans had an outstanding balance of $11,289,96, and a fee of $808.02. The loan is secured by all assets of the Company, and the guarantee of the members.

The company has been offered sequential, small, short-term loans through Amazon Lending. As of August 2018, the loans had an outstanding balance of $3,616.20, and has a 16.9% interest rate. The loan is secured by all assets of the Company.

The company has a line of credit with PayPal Working Capital. As of August 2018 the company owes $3,705.49 total.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2016	Section 4(a)(2)	Common stock	$5,000	General operations
1/2016	Section 4(a)(2)	Common stock	$17,595	General operations
2/2016	Section 4(a)(2)	Common stock	$5,175	General operations
5/2016	Section 4(a)(2)	Common stock	$5,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Omari and Luisa Stephens
Amount Invested	$5,175.00
Transaction type	Priced round
Issue date	02/11/16
Relationship	Family of founder

This was a related party transaction where no pre-money valuation was set.

Name	Shuna Awong
Amount Invested	$5,000.00
Transaction type	Priced round
Issue date	05/31/16
Relationship	Friend of Founder

This was a related party transaction where no pre-money valuation was set.

Name	Althea Austin-Smith
Amount Invested	$17,595.00
Transaction type	Priced round
Issue date	01/19/16
Relationship	Family of founder

This was a related party transaction where no pre-money valuation was set.

Name	Orson and Sophie Austin
Amount Invested	$5,000.00
Transaction type	Priced round
Issue date	01/01/16
Relationship	Family of founder

This was a related party transaction where no pre-money valuation was set.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're on a mission to help children and adults build healthy eating habits. As a nutrition lifestyle company, our Portion Control products and Nutrition Learning Systems are designed to easily teach and assist everyone in achieving healthy lifestyles by eating the right foods in the recommended portions for their ages and circumstances.

Our ambition is to be the go to place for portion control and food education products. We've been vetted and resold by the American Diabetes Association and have partnerships with NGOs, hospitals, clinics, and universities in the works. With a new mobile app on the way, we have the capacity to be one of the most effective Nutrition Education & Lifestyle companies in the country.

Milestones

Blue Horizon Development, LLC was started in 2004. Precise Portions was started in 2010, and Blue Horizon Development, LLC was converted to Precise Portions, LLC and the name was changed in 2017.

Since then, we have:

- Over $2M in sales to date.

- Cambridge University clinical trial provided data confirming healthier outcomes using our products.

- Products have been sold through Amazon, Wegmans Supermarkets, Walmart, and Wayfair.

- American Diabetes Association has been a reseller since 2011.

- 2016 class of Boston-based MassChallenge Accelerator.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $351,383 compared to the year ended December 31, 2016, when the Company had revenues of $479,821. Our gross margin was 38.49% in fiscal year 2017, compared to 60.67% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $144,974, including $7,043 in cash. As of December 31, 2016, the Company had $296,995 in total assets, including $1,146 in cash.

- *Net Loss.* The Company has had net losses of $145,241 and net losses of $18,396 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $597,382 for the fiscal year ended December 31, 2017 and $576,590 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $32,770 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Precise Portions, LLC cash in hand is $1,000, as of August 2018. Over the last three months, revenues have averaged $15,000/month, cost of goods sold has averaged $5,000/month, and operational expenses have averaged $16,000/month, for an average burn rate of $1,000 per month. Our intent is to be profitable in 4 months. In lieu of a successful raise, we'll continue to bootstrap our business and look for small investments and loans.

We are currently low on inventory, which has made our revenues lower than usual. We're currently out of some of our best-selling products, which leads to lower revenues. We will plan to use a large this raise to purchase inventory, which we think will help us raise revenues over the next 3 - 6 months and especially through the holiday season. While we cannot guarantee it, as we purchase inventory and make hires, we expect expenses to rise in the short term but fall in the medium term so that we are profitable near the end of the year.

During 2019 we plan to do a series A from institutional investors. We're hoping to raise $750k total in this round to help us purchase our next round of inventory and get us to the next phase of growth.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.preciseportions.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Ann-Marie Austin-Stephens
Ed Stephens

Appendix E: Supporting Documents

OPERATING_AGREEMENT_PRECISE_PORTIONS.pdf


PrecisePortions
Nutrition Learning Systems for Kids
Show 'N Tell
Know-It-All
Complete Nutrition Pack
BPA-Free. Microwave & Dishwasher Safe.
2 complete sets
E-Z for you to teach
E-Z for your kids to learn
A Lifetime of good nutrition choices
It's that simple!
Your Show 'N Tell Nutrition Quick Start Guide
Drink Water
24+ months

INVEST IN PRECISE PORTIONS

maximum target met

$0

raised of $0 maximum target from 0 investors

Helping you eat well for a lifetime of health

We're on a mission to help children and adults build healthy eating habits. As a nutrition lifestyle company, our Portion Control products and Nutrition Learning Systems are designed to easily teach and assist everyone in achieving healthy lifestyles by eating the right foods in the recommended portions for their ages and circumstances.



Ann Marie Stephens
Co-Founder & CEO
Leading consultant in Wellness and Health, Expertise in planning and launching new products


Precise Portions Makes Healthy Eating Easy
precise portions

Why you may want to invest

1. Over $2M in sales to date.
2. Cambridge University clinical trial provided data confirming healthier outcomes using our products.

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$5M~~ **$4.5M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $4.5M valuation cap and 15% discount.

15.0% discount

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $4.5M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$250+
Precise Portions Eco-disposable Picnic System Kit includes 25 starter plates (9 inch, 3 sections), 25 side plates (6 inch plates for perfect portion controlled desserts, snacks or sides), 25 cups (10 oz.) with visual guidelines & 25 bowls (16 oz.) with visual guidelines.

3 Products have been sold through Amazon, Wegmans Supermarkets, Walmart, and Wayfair.
4 American Diabetes Association has been a reseller since 2011.
5 2016 class of Boston-based MassChallenge Accelerator.

Our Ambition

Our ambition is to be the go to place for portion control and food education products. We've been vetted and resold by the American Diabetes Association and have partnerships with NGOs, hospitals, clinics, and universities in the works. With a new mobile app on the way, we have the capacity to be one of the most effective Nutrition Education & Lifestyle companies in the country.

BJN_Final_AlmironRoig_2016__002_.pdf

Precise_Portions_Pitch_Deck.pdf

https://preciseportions.com

Henrico, Virginia

$500+
Take your healthy lifestyle on the go with the reusable Go-Healthy BPA-free Travel System. It includes a Combo Lunch Bag, 4 pack Go-Healthy Travel Pack and system discs (10 pieces). Investors at this level will also get the Precise Portions Eco-disposable Picnic System Kit

$1,000+
Make precise portions a lasting choice with the Lifestyle Porcelain System. It includes the complete lifestyle starter weight loss system, system disc, quick start guide, 2 bowls, 3 plates and 1 glass for portion controlled nutrition and dieting. Plus, investors at this level also get the Go-Healthy BPA-free Travel system so you can take your healthy lifestyle on the go!

$10,000+
Invest at this level and receive 2 Precise Portions Lifestyle Porcelain Systems, 2 Go-Healthy BPA-free Travel Systems and 2 Eco-disposable Picnic System Kits!

see less

Why I Like Precise Portions

Portion size control has become a cornerstone element of nutrition counseling not only for the person with overweight or obesity, but also for family-wide healthy eating & as part of therapeutic dietary treatment. While a range of educational aids exist to help increase portion size awareness, many are theory-based & lack a hands-on approach. As such, users feel unable to translate the recommendations into practical actions & tend to abandon their use. As an RD working in Europe, & a mother myself, I have been able to try some Precise Portions products in adults & children of various ages. I have observed 1st-hand the educational impact these tools can achieve in a... READ MORE



Eva Almiron-Roig, PhD
REGISTERED DIETITIAN, EUROPE

THE BUZZ ABOUT PRECISE PORTIONS

Isn't there an easier way to curb your calories without resorting to eating foods you don't like, measuring out every morsel, or going hungry? Yes, there is! Try out Precise Portions Portion Control Complete Lifestyle Starter Weight-Loss System. Developed by registered dietitians and based on nutrition guidelines from the Academy of Nutrition and Dietetics and the American Diabetes Association, you'll finally form healthy eating habits, and boost your chances of losing weight and keeping that weight off long-term — without measuring cups and scales.



Amy Campbell
MS, RD, LDN, CDE

The Precise Portions Nutrition control system is made just for people like me – those who eat like they've been alone on desert island for a month and this is the first meal they've seen... The 'Plate Method' of controlling how much we eat was conceived in Sweden, and brought to the U.S. by nutritionists at the University of Utah. With this basic science in mind, Precise Portions teaches us eat less. With their signature range of stylish porcelain China dishware, they're actually bringing artistic designer looks to the world of portion control... These attractive dishes trick everyone into thinking they're just lovely vine designs... the patterns are actually separating the plates, bowls and glasses into the right portions for each meal.



Kristin Swenson
Style Editor at MomTrends.com

Looking for a classy yet practical way to keep your portions in check? Try Precise Portions, a set of dinnerware developed by Registered Dietitians to teach portion control without the measuring cups. The plate, cups, bowls, and glasses boast a clever flower pattern that indicate different serving sizes, while still making them appropriate to use with company.

Diablo Clinical Research
Medical Research and Community Service

Losing weight can involve many moving pieces, but the one that is often neglected is portion control. Precise Portions®, is a growing company, who has answered this problem in a very effective way with their very actionable Portion Control System of stylish plates and eye opening educational information. In exciting news, the line is now being carried by Wegmans Supermarket on the East Coast.

Michigan News Updates
News Site

My favorite aspect of using any of the Precise Portions dinnerware pieces is the simplicity of design that enables thoughtless eating. I am not one to stick to a diet plan or feeding regimen that only works when strict measurements and tightly scheduled dining times are followed to a tee. The Precise Portions dinnerware is sized so that any eater watching their weight, or not, has just enough space to place and eat a correct portion of food. However, if other more enthusiastic dieters and mean planners want to get highly technical with their food intake, they can easily do so by using the information that is conveniently visible on the dinnerware itself. I think it is a very practical food control system for everyone.



Shelley
Writer for A Magical Mess

Part of the Precise Portions innovative line of products, the Go Healthy Travel Pack includes four portion control containers that are perfect for managing carbohydrate intake. Available through the American Diabetes Association website or through the Precise Portions brand itself, the travel pack is perfect for individuals with prediabetes or diabetes that are aiming to control their carbohydrate and overall caloric intake.



Rebecca Byers
Writer for Trend Hunters

Eating properly can be easier with the help of Precise Portions. These dishes help you maintain proper portions without you really having to think about it. You simply fill the sections of the plate with the proper foods and you're good to go. There are helpful recipes available, and the dishes are elegant enough for you to entertain with. You can retrain your body and brain to eat proper portion sizes with the built in method of Precise Portions.

Diets in Review

Product Review Site

I was at the store this morning and all I could say is wow! What a great job you have done with a world class company. Congratulations to you both. See you soon.

Jeffrey Wells

Five Star Reviewer

I love these dishes - this is the second set I've purchased. I cook a lot on the weekend and portion out servings in these dishes to freeze for my son to eat during the week. They work in the freezer and in the microwave. Because of the portion sections, it's easier to use healthy serving sizes. I highly recommend this product!

Linda N.

Amazon Reviewer

A wonderful reminder of what portion control should be, as well as an indicator of how much of a meal should be vegetables, protein and grains. I love the divided plates and the lid seals, so you just have to prepare the plate, seal it and place in fridge. Presto ... No more guessing.

Renee Baldwin

Amazon Reviewer

Perfect Portions

July 26, 2018 @ weightwatchers.com

AARP Press Room

WASHINGTON, DC -With one of every seven health care dollars being spent treating diabetes and its complications, diabetes is now considered the most expensive chronic condition in the U.S. To help support the millions of Americans living with

June 18, 2018 @ press.aarp.org

Gab with the Gurus with Connie Bennett by BlogTalkRadio on Apple Podcasts

Precise Portions with Ann-Marie Stephens ReleasedMay 10, 2011 Trying to lose weight? Diabetic and confused about how much to eat? Learn about the Precise Portions System, a porcelain dinnerware system with my guest, Ann-Marie Stephens,

June 18, 2018 @ itunes.apple.com

Michigan News Updates

Losing weight can involve many moving pieces, but the one that is often neglected is portion control. Precise Portions ®, is a growing company, who has answered this problem in a very effective way with their very actionable Portion Control System of

June 18, 2018 @ michigannewsupdates.com

Precise Portions - Diet Review

Start the Diet Now Advertisement Precise Portions is a weight management system that makes it easy to eat well and control your portion size. Through Precise Portions you can eat the right amounts of food from each food group. This program involves

June 18, 2018 @ dietsinreview.com

Startup Spotlight: Precise Portions

GH: What is your company philosophy driving your company culture? AM: We are focused on creating a lifestyle brand that is all about nutrition education; with an aspiration of helping create an obese free society. Being clear about who we are and

June 18, 2018 @ greenhornconnect.com

Portion Control Lunch Containers : Precise Portions

Precise Portions - Part of the Precise Portions innovative line of products, the Go Healthy Travel Pack includes four portion control containers that are perfect for ...

June 18, 2018 @ trendhunter.com

Product Review: Precise Portions Complete Lifestyle Starter Weight-Loss System - Diabetes Self-Management

Trying to lose weight? Be prepared to cut back on portions - studies show that the larger the portions on your plate, the more you'll eat. And the more you eat, the greater the chances of weight gain and higher blood glucose levels.
June 9, 2018 @ diabetesselfmanagement.com

Are your portions out of control? Tools to help you eat less - and healthier

Ever feel frustrated because you're eating all the right foods but your pounds aren't melting away? Even though you've cut carbs, ditched fats and passed on the booze, your weight-loss efforts aren't being rewarded. Maybe you're suffering from portion
September 20, 2017 @ today.com

Precise Portions weighs in on healthy holiday menu - FoundersWire

By SHELAGH BRALEY BOSTON-Ann-Marie Stephens, co-founder of Precise Portions, wants you to reimagine your holiday feast, replete with surprises that will satisfy and save your health. Both a foodie of the highest order and a former Procter & Gamble
November 22, 2016 @ founderswire.com

How to Lose Weight with Portion Control

I'm a personal trainer, and at one point my dog was extremely overweight. That's pretty embarrassing. He's also part dachshund, which is one of the worst kind of dogs to be overweight. Whoops. Here's how portion control fixed our dog's health, and
November 24, 2015 @ thefittutor.com

Precise Portions Nutrition Control System

I'm so proud. All my friends have lost weight over the past month. From counting calories with MyFitness Pal app to Weight Watchers points, I've seen everything from five to 20lbs melt away. On other people. Me? Still trying to lose that 10lbs I've been
May 11, 2013 @ momtrends.com

Precise Portions Dinnerware Portion Control Dishes Review | A Magical Mess

Portion Control Dishes My mom is just ridiculous when it comes to portion control. She has none. It's the most severe case of portion distortion I've ever seen... which is why I am so bad too. :/ She will seriously consume more than anyone should in a
July 13, 2012 @ amagicalmess.com

Portion control plates help people eat less

What does your filled dinner plate look like? Do mashed potatoes take up most of the space, with meat not far behind and nary an inch left over for a fresh vegetable? Then you might need some help. The Precise Portions line of porcelain dishes and
September 2, 2011 @ articles.latimes.com

Can't Lose Weight? It Might Be Your Plate - July 19, 2011 - SF Weekly

It's never easy to stay motivated when it comes to eating healthily, but when your dinner plate is a constant reminder, it's harder to feign ignorance or forgetfulness. Ann-Marie Stephens has just created a set of dinnerware, Precise Portions, designed
July 19, 2011 @ sfweekly.com

Precise Portions Every Time - Diablo Clinical Research

Looking for a classy yet practical way to keep your portions in check? Try Precise Portions, a set of dinnerware developed by Registered Dietitians to teach portion control without the measuring cups. The plate, cups, bowls, and glasses boast a
June 16, 2011 @ diabloclinical.com

Precise Portions with Ann-Marie Stephens

Trying to lose weight? Diabetic and confused about how much to eat? Learn about the Precise Portions System, a porcelain dinnerware system with my guest, Ann-Marie Stephens, who co-founded this innovative product that helps you figure out how
May 10, 2011 @ blogtalkradio.com

Portion Control and Food Education Leads to a Lifetime of Health

75% of Americans' diets are low in fruits, veggies, dairy, and oils and most americans eat too much sugar, too much saturated fat, and too much sodium. And more than 1 in 3 American adults have prediabetes. So what are we doing wrong?

Experts say we're eating too much. Rather than monitor food consumption, people add more healthy things to their diet. Healthy but more isn't better. Better is food education and portion control.


EAT HEALTHY
LIVE VIBRANTLY!
QUICK START
GUIDE

Family Friendly Nutritional Fun

Through our Portion Control products and Nutritional Learning Systems, we help families build a foundation for a lifetime of healthy eating, starting with our own.

Our co-founders' older siblings all have type 2 diabetes so we personally understand the need for our product — a product that is reactive for those with diet related illnesses and proactive for everyone in the family to stay healthy. More importantly, we need something for sugary drinks and snacks, not just for the food on our plates. All of this has to be something we actually want to use day after day, so we developed our family friendly tableware and personalized learning tools.



We Do the Work So You Don't Have To

Our tableware does all the work. It's divided into precise portions so you know exactly how much of each food group to put on your plate, in your bowl, or cup. Just follow our visual aids and you'll get your exact amount of non-starchy vegetables, protein, or carbs. No more compensating for an unhealthy meal by eating more.








Non-Starchy Veggies
•2 servings every meal
OR
Starch or Grains
•2 servings every meal
OR
Lean Meat or Beans
•1 serving every meal
OR

Personalized Nutritional Learning



For readers and writers, we have a System Disc which helps you plan meals by teaching you how to get your 30 grams of fiber a day. For visual and hands-on learners, we have guides embossed with food groups so you know how much of each food to place on your plate, in your bowl, or in your cup.

Our product is proven to work. In a clinical trial of the 5 best portion control tools, Cambridge University picked us as one of the top two. In a follow up 4 week trial, they found that our product was used 35% more and that on average, people who used our products lost 4 pounds over the course of 4 weeks. (Download the study in our snapshot section.)


Just Follow the Guiding Lines
Guesswork? Gone!

Our Progress So Far

Our minimum target is $160K but our goal is at least $500K. If we hit our goal, we'll use 50% of your investment for expanding our sales and marketing team, 45% for inventory, and 5% for campaign fees.

If we hit our maximum goal of $1.07M we will use 35% for inventory, 35% for the sales and marketing team, 5% for campaign fees, and 25% for our mobile app. It'll be a 3-tier mobile solution with (1) an intelligent food camera for recognizing the food and drink in your meal to help you maintain a balanced diet, (2) a nutrition health hub acting as a community network for healthy eating habits, and (3) a mobile store featuring out portion control Healthware Tools. This app will be an interactive, engaging, and easy way for the whole family to learn and live a healthier life.

Together we are fighting obesity, diabetes, and all kinds of diet related illnesses.

2010 — **Precise Portions Launch!**

2011 — **Collaboration with American Diabetes Association**

Our product line is vetted and resold by American Diabetes Association.

2013 — **Sales Exceed $200K**

2014 — **New "Show 'N Tell Kids" Product Line Launched**



2015 — **Qualified as Walmart Vendor**

2016 — **MC Masschallenge Finalist**

2019 — **Launch Nutrition eCoaching Membership Services**

America's Food Intake at a Glance


Intake Below Recommendation or Above Limit
Intake At/Above Recommendation or Below Limit
Food Group or Dietary Component
Vegetables
Fruit
Total Grains
Dairy
Protein Foods
Oils
Added Sugars
Saturated Fats
Sodium
100 80 60 40 20 0 20 40 60 80 100
Percent of Population Below Recommendation or Limit
Percent of Population At or Above Recommendation or Limit

Our Growth

$2M	58%	$360K
in sales since 2011	margin on Precise Portions products	revenue in 2017

Meet the Founders



Ann Marie Stephens

Co-Founder & CEO

Leading consultant in Wellness and Health, Expertise in planning and launching new products



Ed Stephens

Co-Founder & COO

Co-Founder of Type Free LLC- complete online Diabetes Health Care Solution, Former Process Engineer

AND THE REST OF THE TEAM



Bernadine Shaw

Consulting Dietitian

Registered Dietitian & Certified Diabetes Educator, 30+ years as nutritionist & nutrition consultant



Marjan Tabari

Board of Advisors

Business strategy consultant for social impact startups, Member of New York Bar, Harvard Law Degree



Dr. David Chung

Board of Advisors

Primary care pediatrician specializing in nutritional education, Medical degree from Harvard



Robin Nwankwo

Consulting Dietician

30+ years experience as a Registered Dietitian and Certified Diabetes Educator

Interview

– COLLAPSE ALL

WF: Who are you and what is your role in the company?

PP: Ann-Marie Austin-Stephens is the CEO and co-founder of Precise Portions LLC. Ed Stephens is co-founder and the COO. We have been running the business since 2010. We started the test market in October of 2010 and did our national launch in 2011.

WF: What is Precise Portions?

PP: We help families build nutrition life skills and provide them with a lifetime of healthier outcomes. Why is that important for us? It's important because so many times we are perceived as a dinnerware company, a tabletop company, or a tableware company. We are more than dinnerware, we are a nutrition lifestyle company, focusing on families and teaching the family how to fish; how to improve eating habits for the rest of their lives. We have products for children so that moms and dads, as chief nutrition officers of their households, can teach kids as young as two how to create a balanced meal and how to snack in a healthy way. We have products for seniors who might need to gain weight. Adults who want to stay healthy on the go. Most diet related diseases are also addressed. That's the range of services we provide.

It's life skills for a lifetime of healthier benefits. We provide those benefits by delivering what we call visual aids. They're visual teaching aids that create daily healthy eating habits. Our job is to reinvent the way people eat on a day-to-day basis. We spend a lot of time talking to people with diabetes. Their challenge is keeping their blood sugar under control. They are not trying to lose two dress sizes for the high school reunion. Yes that's important, and yes there are a lot of people who care about that, but diabetics care about more than that. This is about life, and if their blood sugar is off, they can go into a coma and all kinds of bad things can happen. For some people with diabetes, this is a life and death situation. They worry on a daily basis about managing their numbers. Our research data supports this finding.

Childhood obesity is the other thing we focus on. For a while, we have praised chubby babies and children without realizing that we are celebrating unhealthy eating habits. Without a way to reshape the food choices around what's getting into the shopping basket, what's getting into mealtimes, and what's getting into snack times, there's not a very easy way of managing that outcome in terms of daily nutrition. Our Show 'n Tell Start Right Tools & Tutorials help that.

WF: What products and service do you provide that helps people tackle the healthy eating challenge?

PP: Our Go-Healthy Travel Pack System helps maintain healthy eating on the go, away from home. This is a very challenging issue for many consumers. Our kits include a three-section lidded microwave-safe plate and a nutrition tutorial system guide that doubles as a placemat. What makes this different in the marketplace is that each section of the 3-section plate is imprinted with the food group that should go there; our guiding lines serve as visual aids. Our tools are pre-calibrated, so it's a nine-inch plate. The sections are precisely portioned, so if you fill the non-starchy veggie section, that is exactly the amount of non-starchy veggies you should have for that meal, or protein or carbs. With most of our product lines, we provide the complete place setting. We show consumers that they should have a calcium-rich beverage or yogurt with every meal. They should have fruit with every meal. We encourage snacking as a part of daily healthy eating. Healthy snacks should always include at least 2 food groups; 1 of them a protein.

The Go-Healthy Travel line has turned out to be our best-selling item. Consumers like it because they can use it at home or on the go. We even sell to officers at the Pentagon, and they love it because they can pack several meals in our Stor 'n Go Lunch bag. Many of them go in early to work out, and they work late, so they can pack breakfast, lunch and snacks, very easily. Our Stor 'n Go lunch bag is a companion accessory for the Go-Health Travel line. In fact, upon request, we created an all black lunch bag that is uniform compliant for the officers at the Pentagon and other military installations. Our Combo pack that includes 4 lidded plates supports the habit of prepping many meals in advance... easier to manage with our busy day-to-day schedules. The plates are freezer safe as well as microwave safe so healthy eating on the go becomes a breeze.

WF: Are there other components or services that go along with the products, or are you focused on this product?

PP: We do provide nutrition guidance; ideally based on learning style.

For visual learners, we provide the physical tool, our visual aid, which is the embossed or imprinted food group imagery to guide on where the specific food group needs to be placed and how much. Just follow the guiding lines and you're good to go. This approach is also effective for kinesthetic, hands-on, experiential learners as well. The tools here are designed to be used daily, not simply to be admired as beautifully decorated - that is not going to change the imprint on the brain. Consistent daily use is.

For reading/writing learners, our tutorial learning system is presented as a System Disc which doubles as a hands-on placemat. These are provided in all of our kits. This allows for personalization of the system based on age, gender, activity levels and personal goals of our users. You are encouraged to learn at your own pace and the system includes fill in the blanks sections. It fully supports and reinforces our visual aids.

Auditory learning is the missing link in our program to date. One of the key reasons we would like to get funded is to help us address this gap digitally. Our System Disc is our nutrition learning guide. It educates people on what constitutes a serving of foods like grapes or nuts. It educates them on high-risk foods and how to get to 30 grams of fiber per day. If you are eating healthy, you're going to ingest about 25 to 30 grams of fiber a day. We look at all of the food groups, all of the tangible dimensions of healthy eating, and we have that information captured on our System Disc. Auditory learners need to hear this information rather than read it. They are more in need of webinars, community engagement and one on one coaching to yield the best outcomes for them. They will also still need physical tools, but their nutrition re-education and lifestyle change has to be facilitated in a different format than we provide today.

Many of us need all 4 approaches to learn effectively although we might generally have a dominant mode in which we learn best. Therefore in order to be one of the best nutrition lifestyle companies in the world, we will need to address this gap. This means that we've got to digitize our content and get it streaming into handheld devices so that whenever people are, they can easily engage & interact with our APP. We need to ensure that our nutrition education is a complete multi-sensory learning experience.

WF: How much relative weight do you put as a company on the consumer product business versus the technology component?

PP: We see the technology component as a subscription-based business with incredibly high margins. From a product gap analysis (e.g. auditory learners) and growth standpoint, we see executing the digital learning platform as a strategic imperative. It will give us greater reach, a bigger audience and more effective outcomes. However, at the end of the day, we are convinced that the digital learning platform still needs physical tools. Consumers need to have physical objects that allow them to consistently practice day after day, to best understand the concepts they get on a mobile device, or to participate in a community discussion.

WF: How important is the portion control element in tackling childhood obesity, diabetes, or other health issues?

PP: The great news is we came into this business with an approach of: "What's the best science? What are the best practices?" Before the USDA rolled out MyPlate, our dietitians advised us that the plate method is the best way to manage diet related diseases like diabetes. And by the way, if we all ate this way, we would all be healthier and better off. We employed the best practice in terms of published science at the time.

A few years ago, the University of Cambridge executed a global check on who had the best portion control tools. They did a phase one study clinical trial where they brought in what they had deemed to be the five best portion-control tools around the world, and we were one of the five. They had respondents come in to select the best two that they thought they would use, and we were one of the top two. Then the University of Cambridge did a phase two clinical trial where they took the top two products and ran a four-week use test. In that four-week test, they learned that our products were used 55% of the time for daily eating, compared to around 20% for the other products. The researchers found that people using our products were able to lose on average about four pounds during the four-week study period.

Currently, the University of Chester is doing another clinical trial focused more on women. There is another study going on at a university in Spain where we are testing with a universal plate, meaning that instead of saying the word cabbage, the plate shows a cabbage. We may be able to move away from words and go with a more visual language that we could use around the world.

WF: How did you first have the idea for the company?

PP: Our story is partly of family need. All of Ed's older siblings are type two diabetics and so are their spouses. The second factor is that we are both research and product development engineers who worked for Procter & Gamble for years. Those two factors, one of need and one of skill set, led us to the idea of plates, bowls, and cups becoming dosing devices to regulate the amount of food individuals eat.

Since we are trained chemical engineers, we approach the world from a consumer-centric point of view. When we looked at our family members, we could see unequivocally that nutrition was the key stumbling block. That means we ourselves are high risk for type two diabetes and our children are high risk for type two diabetes. We needed a consumer-centered solution that consumers would actually use day after day. We also needed a solution that we would enjoy using because we are part of the study set that says we are high risk. We did quite a bit of research among people with type two diabetes, and we found that there was a level of isolation. At that time, many people who were diagnosed with type two diabetes were fortunate enough to have a general practitioner who told them to get a portion control plate. They were given something that looked so industrial, and they were the only person in the family using that plate, so they felt ostracized and isolated. We needed something that said the whole family is high risk and everyone should be eating this way. That cemented the importance of creating a family-friendly solution with family-style dining as the centerpiece of our approach. In addition to making this more of an inclusive and family-friendly solution, a lot of times people only focus on this silly plate. Well, guess what? Beverage intake is important to watch too. You get one latte and you are shot for the day if you've got type two diabetes.

A lot of times the awareness wasn't there among consumers that it's the whole meal, and it's the snacking, and it's your complete lifestyle. It's not about the plate. We attempted to do plate settings from day one. We are focused on all parts of the meal and all day parts. We are focused on having a solution for wherever consumers are thinking about food.

We see our competitors as one-dimensional flatlanders in terms of just the plate. We see Precise Portions as a three-dimensional solution where we provide education,community and tools. That include plates, bowls, cups, and glasses with the volumes already present to the end user so that they can avoid the need to measure. Just follow the guiding lines.

WF: Who are your major competitors?

PP: We are the only, or at least one of the few, family-oriented nutrition life skills companies. We have competitors in the adult space. You might think it's Weight Watchers, Jenny Craig, or Fit and Fresh. In terms of the physical world, we see them as our primary competitors. Then we have competitors in the kids' world. In the kids' world, we would say the main competition is Super Healthy Kids.

On the digital technology world, we see Fitbit as one of our competitors. We also see Kirbo. They provide coaching with both one-on-one and technology-enabled coaching. Then we have an emerging competitor called a Smart Plate that provides sensors in each section of the plate. That smart plate though costs $79 to $99 per plate, so it's not family friendly from a budget perspective. It also doesn't consider all aspects of the meal.

Companies like Blue Apron are coming at healthy eating from another angle, but many of the people we've spoken to have said they are gaining weight with Blue Apron because the servings are way too large and they feel like they are wasting their money if they don't eat it all.

WF: What are your different customer channels?

PP: We are looking at the B2B vertical to include organizations, NGOs, and enterprises that are focused on nutrition education and healthcare. That would include a hospital with diabetes care departments and nutrition care departments. It would also include doctor's clinics and universities with a community outreach or extension program. We find many of those already have a collection of clients and patients that they reach out to, and so we can become far more efficient by working through them. We look for partnerships in those situations. We see about 20% of our business being B2C, focused on channels like Amazon.

We've been selling to the American Diabetes Association since 2011. They have an eCommerce arm. They sell some of our products as is or bundled with one of their books. The beauty of the Go-Healthy Travel Line we've described is the visuals. It's all visual communication. They could bundle that with a Spanish diabetes book or an English diabetes book and sell it online. In January, they launched a monthly subscription box program.

WF: Can you talk about the economics of the business? What's the typical price point you're selling for and what are your variable costs?

PP: The overall margin is at 58% and with the subscription-based digital learning platform we expect it to grow into the mid-60s. On the margin side, we're okay. Where we need some controls would be on our expenses so that we are more profitable, more consistently. Currently, we have identified that if we can get to price points of $19.95 or $29.95; consumers are happy. That travel pack, for instance, is the best-selling item and it's a pack of four. We sell it at $29.95. The wholesale is $15, and with that unit at $29.95, our margins are around 75%. At wholesale margins are more like 50%.

If we were funded today, we would figure out the top five SKUs and just go hot and heavy with those items. The travel pack would be one. We know that $34.95 is kind of the high end of where we need to be. And $19.95 or $9.95, those are all very strategic price points. When we are in the $40+ price range, we're not turning the product very quickly. One bit of feedback we've had from all of the retail tests we've done is that we've got to get prices down to within a range of $20 to $30. If we can stay in that range, we're golden. To do that, we need to order in larger volumes so we can hit those price breaks that are so significant. Our current production volume is 3,000. So an increase to 10,000 would give us this big price break and after that we'd get another big price break at 40,000.

In terms of money saved, at 3,000, our travel plate might cost $1.33. If you buy at 5,000 units, you could get to $1.09. The kids' line is more critical. In the kids' line, with the plates and the utensils, we're at like $3 and 70-something cents per unit. Our goal is to get down to like $1.50 or $1.75.

We have production opportunities there. One day, when we can focus again on our porcelain line, we have a lot of opportunities there because our premium kit is at roughly $15 per unit and we really need to get that down to about $10 a unit.

Every dollar we can squeeze out of the manufacturing cost helps. We know this because we do so much person-to-person selling. When we're on a military base, people are talking to us. They're engaged with us, so we're not guessing when we say we would have better results if we can bring our manufacturing costs down.

We're looking at eliminating a certain amount of the graphics on the kids' line because that's added costs that may not be totally necessary. Once we can do that, we can significantly reduce the price, but more importantly, we plan to bring the molds to the United States. We can also shorten our time in terms of order and thereby deliver product to our customers much more rapidly.

WF: Who is on your team?

PP: We are the only two full-time members and we have 2 board of advisors. They are Dr. Chung and Marjan Tabari. Dr. David Chung is our pediatrician and is really focused on two areas: childhood nutrition and diabetes. Marjan is an IP attorney, social enterprise and female entrepreneur consultant.

Then we have freelancers and contractors all over the world. Many of them have done a phenomenal job helping us get to where we are. Having said that, in order for us to scale, we believe we need to build up a team colocated in the same space. We've done a lot of telework, but we need that sales and development director. We need that chief marketing officer. We need that chief technical officer.

WF: How much are you hoping to raise and what will you spend the capital on?

PP: We want to reach $500,000. We are considering that our seed round with series A in 12 to 18 months after that. In terms of how we would use the proceeds, $175,000 of that is for staffing the sales and marketing team, $175,000 is for inventory, $125,000 is for development of the subscription-based digital learning platform, and the rest in fees.

WF: Do you know yet what the new part of the business will look like?

PP: Yes, it will be highly interactive and engaging in an easy way for the whole family to learn the way they want to and consistently practice healthier eating through smarter food choices, more balanced meals and improved awareness. The new part of the business will make the learning experience more multi-sensory and effective for all family members. A higher nutrition IQ leads to a lifetime of healthy benefits and outcomes.

In practice, this will be a 3-tier mobile solution comprised of an intelligent food cam for recognizing the food and beverages for your meal and helping you maintain a balanced diet; a nutrition health hub that acts as a community network for healthy eating habits and finally a mobile store.

The food cam is the part of the platform that can provide nutrition e-coaching from a quick pic of your meal for complete analysis, with personalized tips and guidance. The health hub is the community network which includes health influencers, educators and "friends like me"; the mobile store will provide our habit forming healthware™ tools.

WF: Why is this team the right one to win in this space?

PP: We have to hire a CTO and someone who has experience in this area of health and wellness. However, there are other kinds of technology partners. There are a couple of universities that are doing a lot of research in the area of food cams technology, and there are other places that are doing effective, evidence-based health coaching. We believe there are two or three strategic partners along with our CTO that will create a unique solution for us. The backend would not be anything we would need to develop from scratch, because we don't think that's smart. What's smart is using something that's tried and true, and then just license and build from there.

WF: What companies might you want to emulate? ^

PP: We have always talked about Apple. The thing we like about Apple is that they're consumer-centric innovators and they behave differently. They do not follow the norm. While that's a harder road, we feel that we're similar. We're not a plate company. We're not focused only in one area. We are talking about what we would consider very consumer-centered innovation, definitely not the easiest road to win and dominate this area.

The second company we would like to emulate is Nike. What we like about Nike is that they have a solution for every life stage that you might go through. That's what we are trying to do. The solutions will change as you grow, and our vision is that the Precise Portions brand will have a nutrition life skill and a support solution for every life stage someone will enter.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Precise Portions is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

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